UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

501 North Broadway, St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(314) 342-2000

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 7, 2011, Stifel Financial Corp. (the "Company") announced that its Board of Directors approved a three-for-two stock split of the Company's common stock, which will be made in the form of a 50 percent stock dividend. Shareholders of record at the close of business on March 22, 2011 will receive one additional share of Company common stock for every two shares owned. These additional shares will be distributed beginning April 5, 2011. Cash will be distributed in lieu of fractional shares based on the closing price on the record date. The Company has approximately 35.9 million shares outstanding and, after the split, the Company will have approximately 53.9 million shares outstanding. A copy of the related press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated March 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: March 8, 2011	By:	/s/ James M. Zemlyak
James M. Zemlyak
Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated March 7, 2011.